Exhibit 99.1

IN8bio Reports Third Quarter 2026 Financial Results and Recent Business Highlights

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Strengthened research and development (R&D) leadership by appointing Oxana Polyakova, Ph.D., as Senior Vice President of Research & Development
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Received third-party recognition of INB-619 in a Nature Reviews Drug Discovery review of next-generation immune cell engagers for autoimmune disease
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Remain on track to report initial in vivo (animal) data for INB-619 by year-end 2026

NEW YORK, Nov. 5, 2026 - IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (γδ) T cell therapies and T cell engagers (TCEs) for cancer and autoimmune diseases, today reported financial results and business highlights for the third quarter ended September 30, 2026.

“This quarter we continued to build upon our deep expertise in γδ T cells, officially welcoming Dr. Polyakova to the team and making progress with our proprietary TCE platform,” said William Ho, CEO and co-founder of IN8bio. “It’s also exciting to see the external recognition that the unique properties of γδ T cells and their tissue-specific distribution, “may offer a unique opportunity to eliminate pathogenic cells more precisely and deeply in target organs” as stated in the Nature Reviews article. We believe this platform has the potential to enable a new class of therapeutics for autoimmune diseases and oncology, and we are excited to present our initial animal data by year-end.”

Third Quarter 2026 Business Highlights

Strengthened Research and Development Leadership

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Oxana Polyakova, Ph.D., joined IN8bio as Senior Vice President of Research & Development in September 2026, bringing 20 years of experience in γδ T cell biology, immunology, oncology, TCE and biologics development.
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Dr. Polyakova joins IN8bio from LAVA Therapeutics, a clinical-stage immuno-oncology company developing bispecific γδ T cell engagers, where she served as Chief Scientific Officer (CSO). She previously also served as CSO at LIfT Biosciences. She was Scientific Founder and Head of Discovery at Adaptate Biotherapeutics, a γδ TCE focused spinout of GammaDelta Therapeutics, which was acquired by Takeda. At Adaptate, she designed and led its R&D strategy, established its laboratories and built its R&D team which has a program currently in the clinic. Dr. Polyakova served as the Protein and Molecular Leader at GammaDelta Therapeutics Limited that was also acquired by Takeda.
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She will help lead R&D efforts to accelerate IN8bio's γδ TCE pipeline toward clinical development.

Publication of INB-200 Phase 1 Data in GBM

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In July 2026, IN8bio announced the publication of peer-reviewed clinical data from the Phase 1 trial of INB-200 (DeltEx™ DRI) in patients with newly diagnosed GBM in the Journal of Clinical Oncology(JCO), titled “Intracranial injection of ex vivo expanded and activated gamma-delta T cells engineered with a MGMT-expressing lentivector in patients with primary glioblastoma.”

Advancing γδ T Cell Engager Platform (INB-619)

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Continued advancing proprietary INB-600 platform of novel pan-γδ TCEs designed to selectively engage and expand γδ T cells to eliminate disease-associated target cells while potentially improving tolerability compared with conventional CD3-targeting TCEs.
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Advancing INB-619 through preclinical studies for potential applications in oncology and autoimmune diseases.
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INB-619 was included in a review of next-generation immune cell engagers for B cell depletion in autoimmune disease published in Nature Reviews Drug Discovery in October 2026, which noted its ability to activate and expand both tissue-resident Vδ1 and circulating Vδ2 γδ T cells in vitro.
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Remain on track to report initial in vivo preclinical data for INB-619 by year-end 2026.

Third Quarter 2026 Financial Highlights

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Research and Development (R&D) expenses: R&D expenses were $2.6 million for the three months ended September 30, 2026, compared with $2.1 million for the comparable prior year period. This amount includes non-cash items such as stock-based compensation (SBC) and depreciation of $0.4 million for the three months ended September 30, 2026. The increase was due primarily to preclinical costs associated with the Company’s T cell engager platform.
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General and administrative (G&A) expenses: G&A expenses were $2.1 million for the three months ended September 30, 2026, compared with $1.9 million for the comparable prior year period. This amount includes non-cash items such as SBC and depreciation of $0.3 million for the three months ended September 30, 2026. The increase was due primarily to higher spending on professional services.

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Net loss: The Company reported a net loss of $4.6 million, or $0.24 per basic and diluted common share, for the three months ended September 30, 2026, compared with a net loss of $3.9 million, or $0.85 per basic and diluted common share, for the comparable prior year period.
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Cash position: As of September 30, 2026, the Company had cash of $14.0 million, compared with $10.7 million as of September 30, 2025.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell and γδ T cell engager (TCE) product candidates to address unmet medical needs. γδ T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company’s pipeline is anchored by INB-600, a novel γδ T cell engager platform with potential applications across oncology and autoimmune indications. IN8bio is also developing INB-100, an allogeneic γδ T cell therapy candidate for adult patients with high-risk leukemias undergoing haploidentical stem cell transplantation, and INB-200/400, an autologous genetically modified γδ T cell therapy candidate for newly diagnosed glioblastoma (GBM). For more information about IN8bio, visit www.in8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the therapeutic potential of IN8bio’s product candidates; the potential of IN8bio’s INB-600 platform to improve durability and safety compared with traditional CD3-targeting engagers; IN8bio’s ability to achieve anticipated milestones, including receipt of guidance from the FDA on regulatory pathways for the DeltEx™ DRI GBM program, expected presentations and data readouts from its preclinical studies and clinical trials including preclinical in vivo data for INB-619, patient dosing timelines and advancement of clinical development plans; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform and TCE program; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause IN8bio’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in IN8bio’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 6, 2026, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors and Corporate Contact:

IN8bio, Inc.
Patrick McCall
646.933.5603
pfmccall@in8bio.com

Media Contact
Kimberly Ha
KKH Advisors
917.291.5744
kimberly.ha@kkhadvisors.com

IN8BIO, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,
	2026	December 31,
	(unaudited)	2025
Assets		(Note 2)
Current assets
Cash	$13,973	$27,092
Prepaid expenses and other current assets	1,221	788
Total Current Assets	15,194	27,880
Non-current assets
Property and equipment, net	1,342	1,858
Restricted cash	177	220
Right-of-use assets - finance leases	64	296
Right-of-use assets - operating leases	1,816	1,882
Other non-current assets	102	146
Total Non-Current Assets	3,501	4,402
Total Assets	$18,695	$32,282
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$493	$309
Accrued expenses and other current liabilities	1,278	1,633
Short-term finance lease liability	64	295
Short-term operating lease liability	793	924
Total Current Liabilities	2,628	3,161
Long-term operating lease liability	1,893	1,563
Total Non-Current Liabilities	1,893	1,563
Total Liabilities	4,521	4,724
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at September 30, 2026 and December 31, 2025, respectively; no shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at September 30, 2026 and December 31, 2025; 9,858,383 and 9,766,132 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	169,723	168,644
Accumulated deficit	(155,559)	(141,096)
Total Stockholders' Equity	14,174	27,558
Total Liabilities and Stockholders' Equity	$18,695	$32,282

IN8BIO, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$2,599	$2,104	$7,705	$7,563
General and administrative	2,122	1,863	7,217	7,265
Total operating expenses	4,721	3,967	14,922	14,828
Interest income	129	113	459	330
Loss from operations	(4,592)	(3,854)	(14,463)	(14,498)
Net loss	$(4,592)	$(3,854)	$(14,463)	$(14,498)
Net loss per share – basic and diluted	$(0.24)	$(0.85)	$(0.74)	$(4.18)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	19,473,123	4,537,683	19,471,400	3,465,257

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